UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39311	85-3911080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street
Suite 200
Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 304-2048

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to Cerevel Therapeutics Holdings, Inc. (the “Company”) as of the date of this Current Report, the Company expects to report that it had approximately $758 million in cash, cash equivalents and marketable securities as of September 30, 2023. The Company’s condensed consolidated financial statements as of and for the three and nine months ended September 30, 2023 are not yet available and the Company has not yet completed its quarterly financial closing processes for the period ended September 30, 2023. As such, the foregoing information reflects the Company’s estimates with respect to cash, cash equivalents and marketable securities and is based on currently available information, which is preliminary, unaudited and subject to change. The Company’s actual results may differ from these estimates after the completion of financial closing procedures, final adjustments and review by the Company’s staff and management. In addition, the Company’s actual results for the three and nine months ended September 30, 2023 may differ from the Company’s preliminary estimates and are not indicative of the results to be expected for any future period. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the U.S. and these estimates are not necessarily indicative of the results to be achieved for the stated period, or any other period. The Company does not undertake any obligation to publicly update or revise these preliminary estimates, except as required by law. Accordingly, undue reliance should not be placed on these preliminary financial results. See “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for a discussion of certain factors that could result in differences between these preliminary unaudited estimates and the actual results.

These preliminary unaudited estimates of the Company’s cash, cash equivalents and marketable securities have been prepared by and are the responsibility of management. The Company’s independent registered public accounting firm has not conducted a review of and does not express an opinion or any other form of assurance with respect to these preliminary estimates. This information should be read in conjunction with the Company’s consolidated and combined financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 7.01	Regulation FD Disclosure.

The disclosure set forth above under Item 2.02 of this Current Report is incorporated by reference into this Item 7.01.

The information contained in Items 2.02 or 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2023

CEREVEL THERAPEUTICS HOLDINGS, INC.

By:	/s/ Susan Altschuller
Susan Altschuller, Ph.D.
Chief Financial Officer